CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Savings Program for Employees of Praxair Puerto Rico B.V. and Its Participating Subsidiary Companies

EXHIBIT 23.01

We consent to the incorporation by reference in Registration Statement No. 333-228083 on Form S-8 of Linde plc of our report dated June 28, 2022, appearing in this Annual Report on Form 11-K of The Savings Program for Employees of Praxair Puerto Rico B.V. and Its Participating Subsidiary Companies as of December 31, 2021 and 2020 and for the year ended December 31, 2021.

/s/ CohnReznick
Hartford, Connecticut
June 28, 2022